Exhibit 99.1

News Release
nVent Announces Third Quarter 2023 Financial Results
Record sales and strong EPS; updating full-year guidance
•Reported sales of $859 million up 15%, organic up slightly
•Reported EPS of $0.63, up 15%; Adjusted EPS of $0.84, up 27%
•Cash Flows from Operations of $145 million, up 7%; Free Cash Flow of $136 million, up 8%
•Updating full-year sales and adjusted EPS guidance
◦Reported sales growth of 12% to 13%; Organic sales growth of 3% to 4%
◦Reported EPS of $2.46 to $2.48; Adjusted EPS of $3.01 to $3.03

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – October 27, 2023 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the third quarter of 2023 and provided guidance for the fourth quarter and full-year 2023.
“I am very pleased with our execution in the third quarter. We had outstanding income growth and robust cash flow. The ECM Industries and TEXA Industries acquisitions have been great additions to nVent and are performing well,” said nVent Chair and Chief Executive Officer Beth Wozniak.

“We believe we are well positioned with electrification, sustainability and digitalization trends. We continue to execute on our strategy for growth focused on high-growth verticals, new products, acquisitions and geographic expansion. As a result of our year-to-date performance and expected continued channel inventory adjustments in Q4 we are updating our full-year sales guidance and raising adjusted EPS guidance.”

Third quarter 2023 sales of $859 million were up 15 percent relative to third quarter 2022 and organic up slightly, which excludes the impact from currency fluctuations and acquisitions. Third quarter 2023 earnings per diluted share (“EPS”) were $0.63, up 15 percent, while on an adjusted basis, the company had EPS of $0.84, up 27 percent. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.

Third quarter 2023 operating income was $156 million, up 30 percent, compared to $121 million in the prior year period. On an adjusted basis, segment income was $202 million, up 40 percent, compared to $144 million in the prior year period.

nVent had net cash provided by operating activities of $145 million in the third quarter compared to $136 million in the prior year period. Free cash flow generated was $136 million compared to $126 million in the prior year period.

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THIRD QUARTER PERFORMANCE ($ in millions)(1)

nVent Electric plc
	Three months ended
	September 30, 2023	September 30, 2022	% / point change
Net Sales	$859	$745	15%
Organic			—%
Operating Income	$156	$121	30%
Reported ROS	18.2%	16.2%	200 bps
Segment Income	$202	$144	40%
Adjusted ROS	23.5%	19.3%	420 bps

Enclosures
	Three months ended
	September 30, 2023	September 30, 2022	% / point change
Net Sales	$413	$388	6%
Organic			4%
ROS	21.7%	18.5%	320 bps

Electrical & Fastening Solutions ("EFS")
	Three months ended
	September 30, 2023	September 30, 2022	% / point change
Net Sales	$302	$209	45%
Organic			-4%
ROS	32.3%	29.1%	320 bps

Thermal Management
	Three months ended
	September 30, 2023	September 30, 2022	% / point change
Net Sales	$144	$148	-3%
Organic			-3%
ROS	24.2%	24.2%	0 bps
Certain figures presented in the tables above are rounded.

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GUIDANCE FOR FULL-YEAR AND FOURTH QUARTER 2023
The company now estimates reported sales growth for full-year 2023 of 12% to 13% versus prior guidance of 13% to 15%. The company now expects organic sales growth of 3% to 4% versus prior guidance of 4% to 6%. The company now expects full-year 2023 EPS of $2.46 to $2.48 on a GAAP basis and adjusted EPS of $3.01 to $3.03, versus prior guidance of $2.30 to $2.36 on a GAAP basis and adjusted EPS of $2.85 to $2.91.

The company estimates reported sales for the fourth quarter of 2023 to be up 15% to 17%, which represents an increase of 1% to 3% on an organic basis. The company estimates fourth quarter 2023 EPS on a GAAP basis of $0.61 to $0.63 and adjusted EPS of $0.73 to $0.75.

DIVIDENDS
nVent previously announced on September 26, 2023 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable during the fourth quarter on November 3, 2023.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s third quarter performance on a conference call with analysts and investors at 9:00 a.m. Eastern today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 1-833-630-1071 or 1-412-317-1832 approximately ten minutes before the 9:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through November 10, 2023 by dialing 1-877-344-7529 or 1-412-317-0088, along with the access code 6819843.

About nVent

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include our ability to integrate ECM Industries and other recent acquisitions successfully; our ability to retain customers and employees of the acquired businesses; adverse effects on our business operations or financial results, including due to the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with the conflict between Russia and Ukraine and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.
Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net sales	$858.8	$745.2	$2,402.4	$2,167.4
Cost of goods sold	505.6	455.2	1,414.1	1,362.3
Gross profit	353.2	290.0	988.3	805.1
% of net sales	41.1%	38.9%	41.1%	37.1%
Selling, general and administrative	178.7	154.8	508.8	445.3
% of net sales	20.8%	20.8%	21.2%	20.5%
Research and development	18.3	14.7	52.5	44.5
% of net sales	2.1%	2.0%	2.2%	2.1%
Operating income	156.2	120.5	427.0	315.3
% of net sales	18.2%	16.2%	17.8%	14.5%
Net interest expense	25.5	8.1	55.0	22.8
Gain on sale of investment	—	—	(10.2)	—
Other expense	1.4	0.5	3.7	2.3
Income before income taxes	129.3	111.9	378.5	290.2
Provision for income taxes	23.8	18.5	66.3	49.1
Effective tax rate	18.4%	16.5%	17.5%	16.9%
Net income	$105.5	$93.4	$312.2	$241.1
Earnings per ordinary share
Basic	$0.64	$0.56	$1.89	$1.45
Diluted	$0.63	$0.55	$1.86	$1.43
Weighted average ordinary shares outstanding
Basic	165.8	166.5	165.6	166.4
Diluted	168.6	168.3	168.2	168.2
Cash dividends paid per ordinary share	$0.175	$0.175	$0.525	$0.525

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2023	December 31, 2022
In millions
Assets
Current assets
Cash and cash equivalents	$113.3	$297.5
Accounts and notes receivable, net	590.9	472.5
Inventories	464.9	346.7
Other current assets	130.8	112.5
Total current assets	1,299.9	1,229.2
Property, plant and equipment, net	371.9	289.2
Other assets
Goodwill	2,559.8	2,178.1
Intangibles, net	1,538.4	1,066.1
Other non-current assets	155.7	139.6
Total other assets	4,253.9	3,383.8
Total assets	$5,925.7	$4,902.2
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$30.0	$15.0
Accounts payable	243.4	252.1
Employee compensation and benefits	114.7	109.3
Other current liabilities	271.3	273.1
Total current liabilities	659.4	649.5
Other liabilities
Long-term debt	1,831.5	1,068.2
Pension and other post-retirement compensation and benefits	132.1	128.5
Deferred tax liabilities	218.0	199.6
Other non-current liabilities	139.6	124.7
Total liabilities	2,980.6	2,170.5
Equity	2,945.1	2,731.7
Total liabilities and equity	$5,925.7	$4,902.2

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2023	September 30, 2022
Operating activities
Net income	$312.2	$241.1
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	36.1	32.8
Amortization	64.5	53.1
Deferred income taxes	(3.7)	0.1
Share-based compensation	17.5	17.8
Gain on sale of property and equipment	(1.1)	—
Gain on sale of investment	(10.2)	—
Amortization of bridge financing debt issuance costs	3.6	—
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(30.5)	(76.9)
Inventories	(10.8)	(71.6)
Other current assets	(30.0)	(21.3)
Accounts payable	(27.7)	12.7
Employee compensation and benefits	(4.5)	(5.6)
Other current liabilities	(20.9)	18.7
Other non-current assets and liabilities	(2.9)	(1.1)
Net cash provided by (used for) operating activities	291.6	199.8
Investing activities
Capital expenditures	(48.9)	(30.8)
Proceeds from sale of property and equipment	7.3	2.0
Proceeds from sale of investment	14.1	—
Settlement of net investment hedge	3.1	—
Acquisitions, net of cash acquired	(1,119.7)	(8.6)
Net cash provided by (used for) investing activities	(1,144.1)	(37.4)
Financing activities
Net payments of revolving long-term debt	—	(106.7)
Proceeds from long-term debt	800.0	200.0
Repayments of long-term debt	(20.0)	(6.2)
Settlement of cash flow hedge	4.5	10.0
Debt issuance costs	(11.2)	—
Dividends paid	(87.6)	(87.7)
Shares issued to employees, net of shares withheld	1.6	0.3
Repurchases of ordinary shares	(15.2)	(8.5)
Net cash provided by (used for) financing activities	672.1	1.2
Effect of exchange rate changes on cash and cash equivalents	(3.8)	(19.1)
Change in cash and cash equivalents	(184.2)	144.5
Cash and cash equivalents, beginning of period	297.5	49.5
Cash and cash equivalents, end of period	$113.3	$194.0
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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2023
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Enclosures	$391.0	$400.0	$412.7	$1,203.7
Electrical & Fastening Solutions	205.7	266.7	302.3	774.7
Thermal Management	143.9	136.3	143.8	424.0
Total	$740.6	$803.0	$858.8	$2,402.4
Segment income (loss)
Enclosures	$82.5	$90.0	$89.4	$261.9
Electrical & Fastening Solutions	61.3	86.5	97.6	245.4
Thermal Management	30.9	28.6	34.8	94.3
Other	(26.7)	(23.8)	(19.8)	(70.3)
Total	$148.0	$181.3	$202.0	$531.3
Return on sales
Enclosures	21.1%	22.5%	21.7%	21.8%
Electrical & Fastening Solutions	29.8%	32.4%	32.3%	31.7%
Thermal Management	21.5%	21.0%	24.2%	22.2%
Total	20.0%	22.6%	23.5%	22.1%

nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2022
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Enclosures	$359.4	$380.8	$387.7	$1,127.9
Electrical & Fastening Solutions	187.6	200.9	209.2	597.7
Thermal Management	147.7	145.8	148.3	441.8
Total	$694.7	$727.5	$745.2	$2,167.4
Segment income (loss)
Enclosures	$50.3	$61.5	$71.9	$183.7
Electrical & Fastening Solutions	47.1	58.8	60.8	166.7
Thermal Management	32.4	28.3	35.9	96.6
Other	(19.6)	(23.4)	(24.6)	(67.6)
Total	$110.2	$125.2	$144.0	$379.4
Return on sales
Enclosures	14.0%	16.2%	18.5%	16.3%
Electrical & Fastening Solutions	25.1%	29.3%	29.1%	27.9%
Thermal Management	21.9%	19.4%	24.2%	21.9%
Total	15.9%	17.2%	19.3%	17.5%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2023 excluding the effect of adjustments (Unaudited)

	Actual			Forecast (1)
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$740.6	$803.0	$858.8
Operating income	124.1	146.7	156.2
% of net sales	16.8%	18.3%	18.2%
Adjustments:
Restructuring and other	$4.0	$2.5	5.4
Acquisition transaction and integration costs	2.3	4.9	3.0
Intangible amortization	17.6	21.3	25.6
Inventory step-up amortization	—	5.9	11.8
Segment income	$148.0	$181.3	$202.0
Return on sales	20.0%	22.6%	23.5%

Net income - as reported	$93.8	$112.9	$105.5	$105	$417
Adjustments to operating income	23.9	34.6	45.8	26	130
Gain on sale of investment	—	(10.2)	—	—	(10)
Amortization of bridge financing debt issuance costs	—	3.6	—	—	4
Income tax adjustments	(4.4)	(12.0)	(10.3)	(5)	(32)
Net income - as adjusted	$113.3	$128.9	$141.0	$126	$509
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.56	$0.67	$0.63	$0.61 - $0.63	$2.46 - $2.48
Adjustments	0.11	0.10	0.21	0.12	0.55
Diluted earnings per ordinary share - as adjusted	$0.67	$0.77	$0.84	$0.73 - $0.75	$3.01 - $3.03
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2022 excluding the effect of 2022 adjustments (Unaudited)
	Actual
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$694.7	$727.5	$745.2	$741.6	$2,909.0
Operating income	90.1	104.7	120.5	125.1	440.4
% of net sales	13.0%	14.4%	16.2%	16.9%	15.1%
Adjustments:
Restructuring and other	2.0	2.3	5.9	1.5	11.7
Acquisition transaction and integration costs	0.3	0.5	—	—	0.8
Intangible amortization	17.8	17.7	17.6	17.6	70.7
Segment income	$110.2	$125.2	$144.0	$144.2	$523.6
Return on sales	15.9%	17.2%	19.3%	19.4%	18.0%

Net income - as reported	$67.8	$79.9	$93.4	$158.7	$399.8
Adjustments to operating income	20.1	20.5	23.5	19.1	83.2
Pension and other post-retirement mark-to-market gain	—	—	—	(66.3)	(66.3)
Income tax adjustments	(3.4)	(4.3)	(5.2)	0.1	(12.8)
Net income - as adjusted	$84.5	$96.1	$111.7	$111.6	$403.9
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.40	$0.48	$0.55	$0.94	$2.38
Adjustments	0.10	0.09	0.11	(0.28)	0.02
Diluted earnings per ordinary share - as adjusted	$0.50	$0.57	$0.66	$0.66	$2.40

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended September 30, 2023 (Unaudited)

	Q3 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	0.2%	1.0%	14.0%	15.2%
Enclosures	3.7%	1.2%	1.5%	6.4%
Electrical & Fastening Solutions	(3.7%)	1.2%	47.0%	44.5%
Thermal Management	(3.4%)	0.4%	—%	(3.0%)

Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter and year ending December 31, 2023 (Unaudited)

	Forecast (1)
	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	1 - 3%	1%	13%	15 - 17%	3 - 4%	—%	9%	12 - 13%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Nine months ended
In millions	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net cash provided by (used for) operating activities	$145.0	$135.9	$291.6	$199.8
Capital expenditures	(16.6)	(10.0)	(48.9)	(30.8)
Proceeds from sale of property and equipment	7.1	—	7.3	2.0
Free cash flow	$135.5	$125.9	$250.0	$171.0